EXHIBIT 1


                                    AGREEMENT

           This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the common stock of Plains Resources Inc. is being filed on behalf of each of the entities named below. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  July 21, 2004


                                       LEUCADIA NATIONAL CORPORATION


                                       By:  /s/ Joseph A. Orlando
                                           ------------------------------------
                                           Name:  Joseph A. Orlando
                                           Title: Vice President and Chief
                                                  Executive Officer


                                       PERSHING SQUARE, L.P.

                                       By: PERSHING SQUARE GP, LLC


                                       By:  /s/ William Ackman
                                           ------------------------------------
                                           Name:  William Ackman
                                           Title: Managing Member



                                       PERSHING SQUARE GP, LLC


                                       By:  /s/ William Ackman
                                           ------------------------------------
                                           Name:  William Ackman
                                           Title: Managing Member


                                       By:  /s/ William Ackman
                                          -------------------------------------
                                          Name: William Ackman